UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2023 (November 21, 2023)

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Ste. 1200, Houston, TX 77098
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 281-454-3424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Asset Purchase Agreement

On November 21, 2023, (the “Execution Date”) Bellicum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and The University of Texas M. D. Anderson Cancer Center, an institution of higher education and an agency of the State of Texas (“MDACC”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which MDACC will acquire substantially all of the Company’s assets, including all rights to each program of research and development related to (i) CaspaCIDe (inducible caspase-9), the Rimiducid-inducible safety switch designed to abrogate high-grade adverse events associated with genetically-modified cell therapies, (ii) inducible MyD88/CD40 (iMC), the Rimiducid-inducible activation switch designed to enhance effector cell proliferation and persistence and to resist exhaustion and inhibitory signals, (iii) dual-switch GoCAR-T, incorporating both iMC and a modified rapalog-inducible caspase-9 safety switch, and (iv) Rimiducid (the “Asset Sale”). Pursuant to the Asset Purchase Agreement, MDACC will pay to the Company an amount equal to $8.1 million in cash and will assume certain related liabilities.

The Asset Purchase Agreement, the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement have been approved by the board of directors of the Company (the “Board”) and The Board of Regents of the University of Texas System (the “UT Board of Regents”), the governing body for the University of Texas System. The Asset Purchase Agreement, the Asset Sale and other transactions contemplated by the Asset Purchase Agreement must also be approved by the Company’s stockholders.

The Asset Purchase Agreement contains customary representations, warranties, and covenants, including covenants (i) concerning the conduct of business by the Company prior to the closing of the Asset Sale (the “Closing”) and (ii) prohibiting the Company and its representatives from encouraging, initiating, soliciting or engaging in discussions or negotiations relating to any competing acquisition proposal, subject to certain limited exceptions. In addition, the Company and MDACC have agreed to use their best efforts to consummate the Asset Sale and other transactions contemplated by the Asset Purchase Agreement.

In addition to the receipt of the approval of the Company’s stockholders mentioned above, each party’s obligation to consummate the Asset Sale is conditioned upon certain other customary closing conditions, including the accuracy of the other party’s representations and warranties as of the Closing, subject, in certain instances, to certain materiality and other thresholds, the performance by the other party of its obligations and covenants under the Asset Purchase Agreement in all material respects, the delivery of certain documentation by the other party, the receipt of certain consents, confirmations and/or waivers from various third parties and the absence of any injunction or other legal prohibitions preventing consummation of the Asset Sale.

The Asset Purchase Agreement may be terminated by either party if the Closing has not occurred by the six-month anniversary of the Execution Date (the “End Date”), except that the party seeking to terminate may not do so if it has materially breached any provision of the Asset Purchase Agreement and such breach has caused the delay beyond the End Date. The Asset Purchase Agreement may also be terminated by one party or the other in certain specified circumstances, including by MDACC, if the Texas state legislature fails to appropriate or allot the necessary funds, or the UT Board of Regents fails to allocate the necessary funds, to MDACC in an amount equal to $8.1 million to consummate the Asset Sale.

The Asset Purchase Agreement has been included as an exhibit hereto solely to provide investors with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement as of the dates specified therein and solely for the benefit of the parties to the Asset Purchase Agreement. In addition, the representations, warranties and covenants contained in the Asset Purchase Agreement may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Asset Purchase Agreement, including, the Company’s representations, warranties and covenants being qualified by confidential disclosure schedules made for the purpose of allocating contractual risk amongst the parties as opposed to establishing such matters as facts, and may further be subject to certain standards of materiality applicable to the parties that differ from those applicable to investors. As a result, investors should not rely on the representations, warranties and covenants included in the Asset Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company and its business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the terms of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Authorization of the Dissolution of the Company

On November 9, 2023, and in connection with the approval of the Asset Purchase Agreement, the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement, the Board approved the liquidation and dissolution of the Company (the “Dissolution”). The Dissolution will occur pursuant to a Plan of Dissolution (the “Plan of Dissolution”), which will be submitted to the Company’s stockholders for approval.

Waiver Agreement

The certificate of designations for the Company’s Series 1/2/3 preferred stock provides that (i) if the Company liquidates, dissolves or winds up, or effects a deemed liquidation involving the sale of all or substantially all of its assets, the holders of the Company’s Series 1/2/3 preferred stock (the “preferred stockholders”) will have a liquidation preference which, as of June 30, 2023, would entitle them to receive an aggregate of $45,200,000 before any payments are made to holders of the Company’s common stock and the Warrants (as defined below) (the “Liquidation Preference”), (ii) if the Company declares a dividend or other distribution payable upon the then outstanding shares of the Company’s common stock, the preferred stockholders will be entitled to the amount of dividends as would be payable in respect of the number of shares of common stock into which such shares of Series 1/2/3 preferred stock could be converted (the “Participating Dividend”) and (iii) on and after August 21, 2024, any preferred stockholder may elect to have the Company redeem all or any portion of the Company’s preferred stock held by such preferred stockholder at a price per share equal to the Redemption Price (as such term is defined in the certificate of designations for the Company’s Series 1/2/3 preferred stock (collectively, the “Optional Redemptions”)).

The Liquidation Preference would likely exceed the amount of any and all proceeds the Company would receive in any asset sale or other sale transaction involving the Company, including the Asset Sale, or any liquidation, deemed liquidation, dissolution or winding up of the Company.

In order to incentivize the Company’s stockholders to approve the Asset Sale and the Plan of Dissolution and make the cash proceeds of the Asset Sale (less any outstanding liabilities of the Company, including transaction expenses, paid with cash proceeds from the Asset Sale) available to holders of the Company’s Series 1/2/3 preferred stock (for their Participating Dividend), the Company’s common stock and the Warrants, concurrently with the execution and delivery of the Asset Purchase Agreement, the Company and the requisite holders of substantially all of the outstanding shares of the Company’s Series 1/2/3 preferred stock (such holders, collectively, the “Requisite Preferred Stockholders”) entered into a waiver agreement (the “Waiver Agreement”) pursuant to which the Requisite Preferred Stockholders, on behalf of all of the preferred stockholders, have, among other things, waived the Liquidation Preference with respect to the proceeds resulting from the Asset Sale and any distribution thereof to holders of the Company’s common stock and the Warrants and, subject to the consummation of the Asset Sale, the right to elect any Optional Redemption (collectively, the “Preferred Stockholder Waivers”).

Furthermore, under the Waiver Agreement, the Requisite Preferred Stockholders, constituting holders of (i) approximately 90% of the outstanding pre-funded warrants (the “2021 Pre-Funded Warrants”) and approximately 86% of the outstanding non-pre-funded warrants (the “2021 Non-Pre-Funded Warrants”), in each case, issued by the Company in December 2021, (ii) 100% of the outstanding pre-funded warrants (the “2020 Pre-Funded Warrants”) and approximately 40% of the outstanding non-pre-funded warrants (the “2020 Non-Pre-Funded Warrants”), in each case, issued by the Company in November 2020 and (iii) approximately 78% of the outstanding non-pre-funded warrants issued by the Company in August 2019 (the “2019 Non-Pre-Funded Warrants” and together with the 2021 Pre-Funded Warrants, the 2021 Non-Pre-Funded Warrants, the 2020 Pre-Funded Warrants and the 2020 Non-Pre-Funded Warrants, the “Warrants”), have, among other things, agreed (A) that each Warrant held by them would be terminated and cancelled and converted into and represent solely the right to receive the distributions in accordance with Section 3(c) of the 2021 Pre-Funded Warrants, Section 2(c) of the 2021 Non-Pre-Funded Warrants, Section 3(c) of the 2020 Pre-Funded Warrants, Section 2(c) of the 2020 Non-Pre-Funded Warrants and Section 2(c) of the 2019 Non-Pre-Funded Warrants, as the case may be (such distributions payable to holders of the Warrants in the event that the Company declares or makes any dividend or other distribution of its assets to the Company’s common stockholders pursuant to the terms thereof, the “Warrant Distributions”) and (B) to irrevocably waive all other rights under each of the Warrants and acknowledge that the right to receive the Warrant Distributions, if and when payable following the consummation of the Asset Sale and the Dissolution, shall fully satisfy any and all of the Company’s obligations to the holders of the Warrants, and that none of the Company, its successors and permitted assigns or any acquiror of the Company’s assets, including MDACC, shall have any further obligation with respect to the Warrants (collectively, the “Warrant Waivers” and together with the Preferred Stockholder Waivers, the “Waivers”).

The effect of the Waivers is that the holders of the Company’s Series 1/2/3 preferred stock (for their Participating Dividend), the Company’s common stock and the Warrants will receive the cash proceeds of the Asset Sale (less any outstanding liabilities, including transaction expenses, paid with cash proceeds from the Asset Sale) following the Dissolution, which they would otherwise not receive because, without the Waivers, the entirety of the proceeds of the Asset Sale would be applied to the Liquidation Preference following the Dissolution. The Waivers will only apply if the Asset Sale and the Dissolution are approved by the Company’s stockholders. However, if the Asset Sale and the Dissolution are not approved, and the Company otherwise dissolves, it is unlikely that any liquidating distributions will be made to the holders of the Company’s common stock and the Warrants.

Stockholder Approval and Information Statement

The Asset Purchase Agreement, the Asset Sale and the Dissolution are subject to stockholder approval. The Company intends to mail an information statement with respect to a special meeting of the Company’s stockholders, at which meeting the Company’s stockholders will be asked to, among other items, consider and approve the Asset Purchase Agreement, the Asset Sale and the Dissolution pursuant to the Plan of Dissolution following the completion of the Asset Sale.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, or the completion or effects of the Asset Sale and the Plan of Dissolution. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Asset Sale, satisfaction of closing conditions precedent to the consummation of the Asset Sale, potential delays in consummating the Asset Sale, the ability of the Company to timely execute the Plan of Dissolution, the execution costs to the Company of the Asset Sale and Plan of Dissolution, the extent of other liabilities that the Company will be required to satisfy or reserve for in connection with its dissolution, and the impact of these costs and other liabilities on the cash, property and other assets available for distribution to the Company’s stockholders in its dissolution. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.
The forward-looking statements included in this information statement are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

The Company intends to furnish to the Company’s stockholders an information statement and other relevant materials with respect to the special meeting to be held in connection with the proposed Asset Sale and Dissolution. Stockholders of the Company are urged to read the information statement and other relevant documents carefully and, in their entirety, when they become available because they will contain important information about the proposed Asset Sale and Dissolution. We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this Current Report on Form 8-K, by going to the investor relations page of our website at https://ir.bellicum.com/. Our website address is provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this Current Report on Form 8-K, and therefore is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Number	Description of Exhibits

2.1*†	Asset Purchase Agreement, dated as of November 21, 2023, by and among Bellicum Pharmaceuticals, Inc. and The University of Texas M. D. Anderson Cancer Center. (Filed herewith.)
*
Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

†
Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: November 22, 2023	By:	/s/ Richard A. Fair
Richard A. Fair
Principal Executive and Financial Officer